UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2019

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, pursuant to the Exchange Agreement, entered into as of September 25, 2013 and effective as of October 1, 2013 by and among Premier, Inc. (the “Company”), Premier Healthcare Alliance, LP (f/k/a Premier Purchasing Partners, L.P.) (“Premier LP”) and its limited partners (the “Exchange Agreement”), commencing on October 31, 2014, and during each year thereafter, each limited partner will generally have the cumulative right to exchange, on a quarterly basis, a portion of its Premier LP Class B common units (“Class B Units”) for shares of the Company’s Class A common stock (“Class A Stock”), cash or a combination of both, the form of consideration to be at the discretion of the audit and compliance committee of the Company’s board of directors (the “Audit Committee”). For each Class B Unit that is exchanged pursuant to the Exchange Agreement, the limited partner will also surrender one corresponding share of the Company’s Class B common stock (“Class B Stock”), which will automatically be retired.

In connection with the April 30, 2019 quarterly exchange date, the Audit Committee determined to settle all exchanged Class B Units for shares of the Company’s Class A Stock.

On April 30, 2019, in connection with the nineteenth quarterly exchange date under the Exchange Agreement, 435,188 Class B Units were exchanged for a like number of shares of Class A Stock. In addition, 435,188 shares of the Company’s Class B Stock were retired and are no longer outstanding. No additional consideration was paid in connection with the exchange. The shares of Class A Stock were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

For additional information regarding the Exchange Agreement, see “Note 1—Organization and Basis of Presentation—Exchange Agreement” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission on August 23, 2018. A copy of the Exchange Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 7, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 26, 2019, Michael J. Alkire has been promoted to President of Premier, Inc. (the “Company”). Mr. Alkire has served as Chief Operating Officer of the Company since 2013. Mr. Alkire’s promotion is in recognition of the expansion of his role to include the Company’s two evolving segment strategies, in addition to his existing oversight of the Company’s overall business operations.

Also effective as of April 26, 2019, Craig S. McKasson has been promoted to Chief Administrative Officer. Mr. McKasson will also continue to serve in his capacity as Senior Vice President, Chief Financial Officer and Treasurer of the Company, as he has since 2013. Mr. McKasson’s promotion is in recognition of the expansion of his role to include oversight of corporate development, enterprise project management and corporate information technology.

Ms. DeVore will continue serving as the Chief Executive Officer and as a director of the Company. Messrs. Alkire and McKasson will each report directly to Ms. DeVore.

Remaining biographical and other information about Messrs. Alkire and McKasson required by Item 5.02(c) of the Form 8-K is included in the Company’s proxy statement on Schedule 14A for its 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on October 24, 2018, and such information is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name: Susan D. DeVore
Title: President and Chief Executive Officer

Date: April 30, 2019